First M&F Corp. Investor Information

CONTACT:	John G. Copeland
EVP & Chief Financial Officer
(662) 289-8594

October 19, 2009

FOR IMMEDIATE RELEASE

First M&F Corp. announces small loss for quarter; credit trends improving

KOSCIUSKO, Miss. - First M&F Corp. (NASDAQ: FMFC) reported today that net income for the quarter ended September 30, 2009 was a loss of $.580 million ($580,000) attributable to common shareholders, or a negative $(.06) basic and diluted earnings per share, compared to the second quarter of 2009 loss attributable to common shareholders of $5.498 million, or negative $(.61) per share and a profit of $ 2.210 million, or $.24 basic and diluted earnings per share for the third quarter of 2008.  The reported loss included $2.0 million in extraordinary loan loss provisioning.  The quarterly results also included $.240 million in losses on the other than temporary impairment of trust preferred securities held in the investment portfolio.  Hugh S. Potts, Jr., Chairman and CEO commented, “The third quarter of 2009 reflects a continuation of clear evidence of a recession and credit cycle.  No two companies or banks are identical in the timing of their entry into or exit from the downward credit cycle which has not yet run its course.  Most indicators reveal an emerging recovery.  In looking at First M&F there are some trends which are improving, some trends are relatively stable, and some trends are still bothersome and troubling.”

Mr. Potts commented further, “Our operating results have improved from the low point at the end of the first quarter.  While the company lost $580 thousand, 6 cents per share, the trend of quarterly losses is dramatically down from the first quarter high and the second quarter.  Our extraordinary provisioning for loan losses is trending downward and, at $2 million this quarter, was significantly down from the previous three quarters.  Loan charge-offs at $3.433 million are consistent with comparative quarters and much less than the second quarter of 2009. Our core revenue stream, pre-tax, pre-provision, remains consistent.  Mortgage revenues are up and insurance revenues, though down slightly, remain strong.  Overhead expense, exclusive of credit-related expenses and regulatory assessments, is down.”

Net Interest Income

Reported net interest income was down by 5.5% compared to the third quarter of 2008, with the net interest margin decreasing to 3.40% on a tax equivalent basis in the third quarter of 2009 as compared to 3.70% in the third quarter of 2008. The significant contributor to the decrease in net interest income year over year was the year-to-date continuing erosion in spreads in the low interest environment, although spreads and the margin did rebound somewhat in the quarter due mainly to increases in loan yields. The margin also continued to feel downward pressure from the increasing level of non-accrual loans.  The net interest margin for the second quarter of 2009 was 3.16% as compared to 3.33% for the first quarter of 2009 and 3.60% for the fourth quarter of 2008.  Loan yields decreased to 6.07% in the third quarter of 2009 from 6.53% in the third quarter of 2008. Loan yields, however, increased from the second quarter of 2009 to the third quarter as the company began to feel the effect of higher risk pricing in the portfolio. Average loans were $1.107 billion for the third quarter of 2009 as compared to $1.138 billion for the second quarter of 2009 and $1.204 billion during the third quarter of 2008. Loans decreased by $8.63 million in the third quarter of 2009 and fell by $41.5 million in the second quarter.

Deposit costs decreased in the third quarter of 2009 from the second quarter of 2009 and from the third quarter of 2008, in response to the overall fall in rates as the Fed cut rates in the fourth quarter of 2008, continuing its policy of loosening credit and as opportunities for re-pricing deposits were acted on.  Deposit costs were 2.03% in the third quarter of 2009 as compared to 2.69% in the third quarter of 2008. Deposits grew by $47.269 million during the third quarter of 2009 and have grown $105.353 million since the third quarter of 2008. Management plans to continue to focus on core deposit growth for 2009 to encourage relationship-driven deposits as a stable source of low cost funding.

Loans as a percentage of assets were 65.56% at September 30, 2009 as compared to 73.49% at September 30, 2008 and 73.68% at December 31, 2008. Loans fell by 8.88% since the third quarter of 2008 while deposits grew by 8.42%.

“Loan volumes are down almost 9% year over year,” said Mr. Potts, “but new loan production continues to keep overall balances from falling more rapidly.  The recasting of the portfolio continues with the most favorable and dramatic reduction coming in Acquisition, Construction and Development, down $97 million or 34 % from a year ago.  This high-risk category now represents 17% of our portfolio.  Deposits are up about 8.5% year over year reflecting liquidity and resources to fund loan growth.”

Non-interest Income

Non-interest income, excluding securities transactions and impairment of investments, for the second quarter of 2009 fell by 2.07% compared to the second quarter of 2008, with deposit-related income down 4.03%.  Insurance agency commissions were down by 7.72%.

A major part of non-interest income is from deposit sources. Although down overall, deposit revenues continue to be supported by debit card fee income, flat versus the year-ago quarter, while overdraft fee income decreased by 9.70%.

Non-interest Expenses

Non-interest expenses were up by 6.89% in the third quarter of 2009 as compared to the third quarter of 2008 largely due to increases in Other Real Estate expenses and losses and increased FDIC assessments.  Salaries and benefits were down 1.72% year over year.

Credit Quality

Annualized net loan charge-offs as a percent of average loans for the third quarter of 2009 were 1.24% as compared to .49% for the same period in 2008.  Net charge-offs totaled $3.433 million for the quarter versus $1.473 million a year ago and $19.378 million in the second quarter of 2009.  Non-accrual and 90-day past due loans as a percent of total loans were 6.82% at the end of the third quarter of 2009 as compared to 1.88% at the end of the 2008 quarter. The allowance for loan losses as a percentage of loans was 2.97% at September 30, 2009 as compared to 1.63% at September 30, 2008, reflecting increased provisioning. The allowance for loan losses increased to $32.695 million at the end of the third quarter of 2009 from $31.323 million at the end of the second quarter of 2009 due to net charge-off activity of $3.433 million offset by additional provisions of $4.805 million. The end of third quarter allowance for loan loss balance increased from $19.618 million at the end of the third quarter of 2008 due to increased quarterly provisions and extraordinary provisioning in recognition of worsening credit issues.  The increased provision expense was a reaction to continued distress in real estate markets, and in construction and development loans in particular, as sales of existing inventory continued at a slow pace and real estate values fell. Mr. Potts commented, “Non-accruals are down, ninety days past due and still accruing are up and other real estate owned is up.  Other real estate represents credit issues which are near final disposition.  Sales of OREO were $7.4 million for the quarter, an all-time high, and should rise from this level before declining.”

Further commenting, Mr. Potts said, “Asset quality remains the primary challenge facing the company.  Our reappraisals are current.  Our focus is on remediation, collection and disposition.  Negative impact on capital during the quarter was minimal and the small drop in capital ratios was due more to deposit growth than the operating loss.”

Balance Sheet

Total assets at September 30, 2009 were $1.676 billion as compared to $1.597 billion at the end of 2008 and $1.641 billion at September 30, 2008. Total loans were $1.099 billion compared to $1.177 billion at the end of 2008 and $1.206 billion at September 30, 2008. Deposits were $1.357 billion compared to $1.261 billion at the end of 2008 and $1.251 billion at September 30, 2008. Total capital was $133.750 million, or $ 11.57 in book value per common share at September 30, 2009.

Mr. Potts concluded, “As we look ahead, we believe the recession is coming to an end.  The economy will be slower than we would like to see.  The lagging clean up will extend to 2010.  The worst should be over, however, the certainty of that is neither guaranteed nor clear.  There are many positive and encouraging trends as well as serious and unresolved issues.
Preserving capital and adding to capital through earnings and other means are a part of our daily tactical and strategic thinking. We take heart at the recovery trends and focus on what must be done, all with a sense of urgency and thanksgiving.  You are encouraged to take note of the various schedules accompanying this release which will shed light on the narrative.”

About First M&F Corporation

First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 33 communities in Mississippi, Alabama, Tennessee and Florida.

Caution Concerning Forward-Looking Statements

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation's filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)

	September 30	December 31	September 30
	2009	2008	2008
Cash and due from banks	38,809	47,738	41,791
Interest bearing bank balances	57,934	6,556	10,721
Federal funds sold	50,000	9,350	31,000
Securities available for sale (cost of
$296,828, $223,882 and $220,477)	303,305	227,145	219,953
Loans held for sale	6,726	7,698	5,466

Loans	1,099,108	1,176,595	1,206,213
Allowance for loan losses	32,695	24,918	19,618
Net loans	1,066,413	1,151,677	1,186,595

Bank premises and equipment	43,574	44,642	44,739
Accrued interest receivable	8,280	9,832	10,099
Other real estate	28,114	11,061	7,191
Goodwill	16,772	32,572	32,572
Other intangible assets	5,546	7,127	7,248
Other assets	50,996	41,467	43,890
Total assets	1,676,469	1,596,865	1,641,265

Non-interest bearing deposits	196,999	178,689	178,980
Interest bearing deposits	1,159,818	1,082,698	1,072,483
Total deposits	1,356,817	1,261,387	1,251,463

Federal funds and repurchase agreements	12,164	9,728	11,938
Other borrowings	133,751	151,547	197,547
Junior subordinated debt	30,928	30,928	30,928
Accrued interest payable	2,973	3,537	3,577
Other liabilities	6,086	3,770	4,896
Total liabilities	1,542,719	1,460,897	1,500,349

Preferred stock, 30,000 shares issued and outstanding	28,778	-	-
Common stock, 9,069,346, 9,063,346 and 9,061,846
shares issued & outstanding	45,347	45,317	45,309
Additional paid-in capital	31,922	30,447	30,421
Nonvested restricted stock awards	765	780	789
Retained earnings	25,242	60,133	65,700
Accumulated other comprehensive income	1,695	(727)	(1,321)
Total First M&F Corp equity	133,749	135,950	140,898
Noncontrolling interests in subsidiaries	1	18	18
Total equity	133,750	135,968	140,916
Total liabilities & equity	1,676,469	1,596,865	1,641,265

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2009	2008	2009	2008
Interest and fees on loans	16,798	19,675	50,147	62,160
Interest on loans held for sale	76	46	192	241
Taxable investments	2,507	2,179	7,318	6,893
Tax exempt investments	519	554	1,617	1,607
Federal funds sold	22	10	61	144
Interest bearing bank balances	4	15	12	120
Total interest income	19,926	22,479	59,347	71,165

Interest on deposits	5,758	7,266	18,249	25,136
Interest on fed funds and repurchase agreements	26	98	83	259
Interest on other borrowings	1,345	1,596	4,120	5,035
Interest on subordinated debt	499	499	1,488	1,488
Total interest expense	7,628	9,459	23,940	31,918

Net interest income	12,298	13,020	35,407	39,247
Provision for possible loan losses	4,805	2,190	33,840	9,050
Net interest income (expense) after loan loss	7,493	10,830	1,567	30,197

Service charges on deposits	2,804	3,042	8,138	8,765
Mortgage banking income	468	389	1,428	1,014
Agency commission income	1,097	1,153	3,025	3,191
Fiduciary and brokerage income	120	117	372	453
Other income	688	833	2,552	2,871
Other-than-temporary impairment on securities, net of
$994 and $1,212 charged to other comprehensive income	(237)	-	(412)	-
Gains on AFS securities	441	(17)	442	5
Total noninterest income	5,381	5,517	15,545	16,299

Salaries and employee benefits	7,106	7,230	21,566	22,193
Net occupancy expense	1,134	1,084	3,308	3,115
Equipment expenses	706	882	2,195	2,671
Software and processing expenses	465	518	1,458	1,475
FDIC insurance assessments	750	107	2,565	250
Foreclosed property expenses	508	191	2,790	807
Goodwill impairment	-	-	15,800	-
Intangible asset amortization and impairment	107	122	1,581	364
Other expenses	3,364	3,095	9,733	9,168
Total noninterest expense	14,140	13,229	60,996	40,043

Net income (loss) before taxes	(1,266)	3,118	(43,884)	6,453
Income tax expense (benefit)	(1,137)	902	(11,389)	1,555
Net income (loss)	(129)	2,216	(32,495)	4,898
Net income (loss) attributable to noncontrolling interests	7	6	(7)	15
Net income (loss) attributable to First M&F Corp	(136)	2,210	(32,488)	4,883

Earnings Per Common Share Calculations:
Net income (loss) attributable to First M&F Corp	(136)	2,210	(32,488)	4,883
Dividends and accretion on preferred stock	435	-	1,028	-
Net income (loss) applicable to common stock	(571)	2,210	(33,516)	4,883
Earnings (loss) attributable to participating securities (a)	9	27	(349)	61
Net income (loss) allocated to common shareholders	(580)	2,183	(33,167)	4,822

Weighted average shares (basic)	9,069,346	9,060,675	9,066,049	9,061,685
Weighted average shares (diluted)	9,069,346	9,060,860	9,066,049	9,062,835
Basic earnings (loss) per share (a)	$(0.06)	$0.24	$(3.66)	$0.53
Diluted earnings (loss) per share	$(0.06)	$0.24	$(3.66)	$0.53

First M&F Corporation
Financial Highlights

	YTD Ended	YTD Ended	YTD Ended	YTD Ended
	September 30	December 31	September 30	December 31
	2009	2008	2008	2007
Performance Ratios:
Return on assets (annualized)	-2.66%	0.03%	0.40%	0.92%
Return on equity (annualized) (b)	-30.77%	0.37%	4.59%	10.78%
Return on common equity (annualized) (b)	-38.23%	0.37%	4.59%	10.78%
Efficiency ratio	84.38%	72.77%	70.70%	67.07%
Net interest margin (annualized, tax-equivalent)	3.30%	3.67%	3.70%	3.93%
Net charge-offs to average loans (annualized)	3.08%	0.75%	0.41%	0.28%
Nonaccrual loans to total loans	6.24%	1.74%	1.82%	0.53%
90 day accruing loans to total loans	0.57%	0.48%	0.05%	0.09%

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	September 30	June 30	March 31	December 31
	2009	2009	2009	2008
Per Common Share (diluted):
Net income (loss)	(0.06)	(0.61)	(2.99)	(0.48)
Cash dividends paid	0.01	0.01	0.13	0.13
Book value	11.57	11.46	12.14	15.00
Closing stock price	3.75	4.07	6.12	8.46

Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	124,836	135,325	132,812	127,704
Non-residential real estate	677,777	672,359	720,783	745,700
Residential real estate	197,760	205,068	204,003	209,696
Home equity loans	44,250	44,827	45,116	45,791
Consumer loans	44,318	40,728	37,451	37,908
Other loans	10,167	9,434	9,087	9,796
Total loans	1,099,108	1,107,741	1,149,252	1,176,595

Deposit Composition: (in thousands)
Noninterest-bearing deposits	196,999	181,163	191,386	178,689
NOW deposits	294,303	286,265	283,521	217,334
MMDA deposits	155,858	163,112	179,313	182,364
Savings deposits	112,370	113,061	114,529	114,281
Certificates of deposit under $100,000	283,531	281,698	274,187	272,461
Certificates of deposit $100,000 and over	306,728	274,472	258,664	276,763
Brokered certificates of deposit under $100,000	7,028	9,776	11,560	19,495
Total deposits	1,356,817	1,309,547	1,313,160	1,261,387

Nonperforming Assets: (in thousands)
Nonaccrual loans	69,019	74,420	52,084	20,564
Other real estate	28,114	22,575	10,907	11,061
Investment securities	610	1,047	-	-
Total nonperforming assets	97,743	98,042	62,991	31,625
Accruing loans past due 90 days or more	6,351	5,608	1,409	5,686
Restructured loans (accruing)	3,664	3,664	3,664	3,664
Total nonaccrual loan to loans	6.24%	6.69%	4.51%	1.74%
Total nonperforming credit assets to loans and ORE	8.57%	8.54%	5.40%	2.65%
Total nonperforming assets to assets ratio	5.83%	6.03%	3.84%	1.98%

Allowance For Loan Loss Activity: (in thousands)
Beginning balance	31,323	41,506	24,918	19,618
Provision for loan loss	4,805	9,195	19,840	10,684
Charge-offs	(3,597)	(19,579)	(3,508)	(5,501)
Recoveries	164	201	256	117
Ending balance	32,695	31,323	41,506	24,918

First M&F Corporation
Financial Highlights

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	September 30	June 30	March 31	December 31
	2009	2009	2009	2008
Condensed Income Statements: (in thousands)

Interest income	19,926	19,160	20,261	22,123
Interest expense	7,628	7,895	8,417	9,374
Net interest income	12,298	11,265	11,844	12,749
Provision for loan losses	4,805	9,195	19,840	10,684
Noninterest revenues	5,381	4,976	5,188	4,832
Noninterest expenses	14,140	15,815	31,041	14,241
Net income (loss) before taxes	(1,266)	(8,769)	(33,849)	(7,344)
Income tax expense (benefit)	(1,137)	(3,660)	(6,592)	(2,990)
Noncontrolling interest	7	2	(16)	3
Net income (loss)	(136)	(5,111)	(27,241)	(4,357)
Preferred dividends	435	439	154	-
Net income (loss) applicable to common stock	(571)	(5,550)	(27,395)	(4,357)
Earnings (loss) attributable to participating securities (a)	9	(52)	(306)	(57)
Net income (loss) allocated to common shareholders	(580)	(5,498)	(27,089)	(4,300)

Tax-equivalent net interest income	12,670	11,654	12,216	13,131

Selected Average Balances: (in thousands)
Assets	1,646,710	1,611,513	1,645,555	1,611,444
Loans held for investment	1,100,109	1,131,370	1,165,086	1,196,806
Earning assets	1,478,169	1,478,819	1,486,073	1,450,265
Deposits	1,315,758	1,303,615	1,304,905	1,254,382
Equity	135,365	138,120	150,128	141,330
Common equity	106,694	109,510	135,791	141,312

Selected Ratios:
Return on average assets (annualized)	-0.03%	-1.27%	-6.71%	-1.08%
Return on average equity (annualized) (b)	-0.40%	-14.84%	-73.59%	-12.27%
Return on average common equity (annualized) (b)	-2.13%	-20.33%	-81.82%	-12.27%
Average equity to average assets	8.22%	8.57%	9.12%	8.77%
Tangible equity to tangible assets (c)	6.74%	6.88%	7.18%	6.18%
Tangible common equity to tangible assets (c)	5.00%	5.09%	5.41%	6.18%
Net interest margin (annualized, tax-equivalent)	3.40%	3.16%	3.33%	3.60%
Efficiency ratio	78.34%	95.10%	80.41%	79.29%
Net charge-offs to average loans (annualized)	1.24%	6.87%	1.13%	1.79%
Nonaccrual loans to total loans	6.24%	6.69%	4.51%	1.74%
90 day accruing loans to total loans	0.57%	0.50%	0.12%	0.48%
Price to book (x)	0.32	0.36	0.50	0.56
Price to earnings (x)	N/A	N/A	N/A	N/A

First M&F Corporation
Financial Highlights

Historical Earnings Trends: (a)		Earnings	Earnings
		Applicable to	Allocated to
		Common	Common
	Earnings	Stock	Shareholders	EPS
	(in thousands)	(in thousands)	(in thousands)	(diluted)
3Q 2009	(136)	(571)	(580)	(0.06)
2Q 2009	(5,111)	(5,550)	(5,498)	(0.61)
1Q 2009	(27,241)	(27,395)	(27,089)	(2.99)
4Q 2008	(4,357)	(4,357)	(4,300)	(0.48)
3Q 2008	2,210	2,210	2,183	0.24
2Q 2008	(466)	(466)	(458)	(0.05)
1Q 2008	3,139	3,139	3,097	0.34
4Q 2007	3,561	3,561	3,517	0.38
3Q 2007	3,808	3,808	3,760	0.42
2Q 2007	3,535	3,535	3,492	0.38
1Q 2007	3,554	3,554	3,509	0.39

Revenue Statistics:		Non-interest	Non-interest
	Revenues	Revenues to	Revenues to	Contribution
	Per FTE	Ttl. Revenues	Avg. Assets	Margin
	(thousands)	(percent)	(percent)	(percent) (d)
3Q 2009	34.4	29.81%	1.30%	60.64%
2Q 2009	31.2	29.92%	1.24%	56.11%
1Q 2009	32.3	29.81%	1.28%	58.85%
4Q 2008	32.8	26.90%	1.19%	62.36%
3Q 2008	34.4	29.16%	1.37%	61.78%
2Q 2008	33.4	28.13%	1.31%	61.00%
1Q 2008	33.7	29.03%	1.34%	59.68%
4Q 2007	34.3	27.31%	1.29%	61.21%
3Q 2007	35.0	27.83%	1.36%	62.58%
2Q 2007	33.4	26.23%	1.28%	61.04%
1Q 2007	33.7	29.96%	1.50%	61.88%

Expense Statistics:	Non-interest
	Expense to	Efficiency
	Avg. Assets	Ratio
	(percent)	(percent) (e)
3Q 2009	3.41%	78.34%
2Q 2009	3.94%	95.10%
1Q 2009	7.65%	80.41%
4Q 2008	3.52%	79.29%
3Q 2008	3.29%	69.93%
2Q 2008	3.34%	71.85%
1Q 2008	3.25%	70.33%
4Q 2007	3.19%	67.78%
3Q 2007	3.24%	66.08%
2Q 2007	3.26%	67.02%
1Q 2007	3.37%	67.41%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	QTD September 2009		QTD September 2008
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	14,850	0.11%	3,228	1.93%
Federal funds sold	41,032	0.22%	2,400	1.61%
Taxable investments (amortized cost)	260,003	3.82%	171,936	5.04%
Tax-exempt investments (amortized cost)	54,940	5.97%	57,809	6.08%
Loans held for sale	7,235	4.13%	4,986	3.68%
Loans held for investment	1,100,109	6.08%	1,198,943	6.55%
Total earning assets	1,478,169	5.45%	1,439,302	6.32%
Non-earning assets	168,541		159,911
Total average assets	1,646,710		1,599,213

NOW	280,104	1.17%	215,559	1.55%
MMDA	155,665	1.18%	178,733	2.11%
Savings	112,684	1.41%	116,658	2.11%
Certificates of Deposit	576,388	2.80%	565,156	3.42%
Short-term borrowings	12,556	0.82%	17,269	2.25%
Other borrowings	165,722	4.41%	180,793	4.61%
Total interest bearing liabilities	1,303,119	2.32%	1,274,168	2.95%
Non-interest bearing deposits	190,917		177,595
Non-interest bearing liabilities	17,309		7,117
Preferred equity	28,669		-
Common equity	106,696		140,333
Total average liabilities and equity	1,646,710		1,599,213
Net interest spread		3.13%		3.37%
Effect of non-interest bearing deposits		0.30%		0.36%
Effect of leverage		-0.03%		-0.03%
Net interest margin, tax-equivalent		3.40%		3.70%
Less tax equivalent adjustment:
Investments		0.08%		0.09%
Loans		0.02%		0.01%
Reported book net interest margin		3.30%		3.60%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	YTD September 2009		YTD September 2008
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	13,457	0.12%	6,238	2.58%
Federal funds sold	36,589	0.23%	6,534	2.94%
Taxable investments (amortized cost)	233,965	4.18%	181,080	5.08%
Tax-exempt investments (amortized cost)	57,284	6.02%	55,450	6.17%
Loans held for sale	7,746	3.31%	6,493	4.96%
Loans held for investment	1,131,950	5.94%	1,201,912	6.92%
Total earning assets	1,480,991	5.46%	1,457,707	6.62%
Non-earning assets	153,606		167,441
Total average assets	1,634,597		1,625,148

NOW	274,984	1.32%	209,949	1.50%
MMDA	166,746	1.41%	177,066	2.38%
Savings	113,706	1.52%	115,123	2.39%
Certificates of Deposit	567,377	2.94%	594,214	3.95%
Short-term borrowings	10,587	1.05%	14,105	2.45%
Other borrowings	166,264	4.51%	184,401	4.73%
Total interest bearing liabilities	1,299,664	2.46%	1,294,858	3.29%
Non-interest bearing deposits	185,319		179,622
Non-interest bearing liabilities	8,464		8,411
Preferred equity	23,919		-
Common equity	117,231		142,257
Total average liabilities and equity	1,634,597		1,625,148
Net interest spread		3.00%		3.33%
Effect of non-interest bearing deposits		0.31%		0.40%
Effect of leverage		-0.01%		-0.03%
Net interest margin, tax-equivalent		3.30%		3.70%
Less tax equivalent adjustment:
Investments		0.09%		0.09%
Loans		0.01%		0.01%
Reported book net interest margin		3.20%		3.60%

First M&F Corporation
Notes to Financial Schedules

(a)
Effective January 1, 2009 the Company adopted FSP EITF 03-6-1which clarifies that unvested restricted stock awards that contain nonforfeitable rights to dividends are considered participating securities and therefore are included in the two-class method calculation of earnings per share. Under this method, all distributed and undistributed earnings are allocated to the Company's common shares and the Company's restricted stock grant shares based on their respective rights to receive dividends. Earnings per share have been revised to reflect the retrospective application of the FSP.

(b)	Return on equity is calculated as: (Net income attributable to First M&F Corp) divided by (Total equity)

Return on common equity is calculated as: (Net income attributable to First M&F Corp minus preferred dividends) divided by (Total First M&F Corp equity minus preferred stock)

(c)	Tangible equity to tangible assets is calculated as: (Total equity minus goodwill and other intangible assets) divided by (Total assets minus goodwill and other intangible assets)

Tangible common equity to tangible assets is calculated as: (Total First M&F Corp equity minus preferred stock minus goodwill and other intangible assets) divided by (Total assets minus goodwill and other intangible assets)

(d)
Contribution margin is calculated as: (Tax-equivalent net interest income plus noninterest revenues minus salaries and benefits) divided by (Tax-equivalent net interest income plus noninterest revenues)

(e)	Efficiency ratio is calculated as: (Noninterest expense) divided by (Tax-equivalent net interest income plus noninterest revenues)